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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 20, 2002 included in Registration Statements File No. 2-97934, No. 33-11415, No. 33-42974, No. 33-50723, No. 33-58633 and No. 333-11501, No. 333-48957, No. 333-68289, No.
333-69087 and No. 333-75345. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2001, or performed any audit procedures subsequent to the date of our report.

/s/ Arthur Andersen LLP

Chicago, Illinois
March 26, 2002